SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 15, 2005


                                THE BEARD COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Oklahoma                   001-12396                 73-0970298
----------------------------        ------------          -------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma 73112
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 3.02  Unregistered Sales of Equity Securities

     On May 13, 2004, The Beard Company, (the "Company") commenced a private debt placement of its 10% Participating Notes due November 30, 2006 (the "10% Notes") and Warrants to purchase 240,000 shares of the Company's common stock, targeted to raise a total of $1,200,000. The Company offered the 10% Notes to provide the working capital to retire the Company's remaining short-term debt and to fund operations.

     On June 8, 2004, the Company announced that it had completed the placement of all of the 10% Notes. The Placement Agent received a 6% commission on $500,000 of the 10% Notes sold by it. No commission was paid on the $700,000 of 10% Notes sold by the Company.

     On February 10, 2005, the Company prepaid 40% of the principal amount of the $700,000 of 10% Notes sold by it, leaving $420,000 of such notes outstanding. A $500,000 10% Note was not prepaid at the request of the holder. However, such note has been paid down to a current principal balance of $384,102 in the ordinary course of business.

     On June 29, 2005, the Company commenced a private debt placement of up to $2,004,102 of its 12% Convertible Subordinated Notes due August 31, 2009 (the "2009 Notes"). As part of the offering, holders of the remaining 10% Notes were given the right to exchange such notes for the 2009 Notes. The Company offered the 2009 Notes to provide the working capital to sustain the Company's activities until the operations under development in the Coal and China Segments are generating positive cash flow.

     On August 15, 2005, the Company accepted a subscription for $25,000 aggregate principal amount of the 2009 Notes from a private investor. The Notes were purchased by the investor as of such date. The sale was handled by the Company; accordingly, a 1% commission will be paid to the Placement Agent. Based upon the current conversion price of $2.25 per share (the "Conversion Price"), the 2009 Notes issued on August 15, 2005 are convertible into 11,111 shares of the Company's common stock. The sale brings the total of 2009 Notes sold or exchanged to date under the current offering to $1,010,000.

     The 2009 Notes were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "4(2) Exemption"). When the 2009 Notes are converted to the Company's common stock the issuance of the common stock will be exempted from registration by Section 3(a)(9) of the Securities Act which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange."

Item 7.01  Regulation FD Disclosure.

     On August 15, 2005, the Company issued a press release announcing its financial results for the second quarter and six months of 2005. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.                      Description
-----------                      -----------

  99                   Press release dated August 15, 2005
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE BEARD COMPANY

                                         /s/ Herb Mee, Jr.
                                         -------------------------------
                                         Herb Mee, Jr., President

August 16, 2005

EXHIBIT INDEX

Exhibit
  No.            Description                    Method of Filing
  ---            -----------                    ----------------

  99  Press release dated August 15, 2005      Filed herewith electronically